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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9725 Datapoint Drive
San Antonio, Texas	78229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 582-2664

American Building Control, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 On May 11, 2005 the Company announced that it had received a letter from The Nasdaq granting the Company an additional 180 days, or until November 7, 2005, to meet the minimum $1.00 bid price. The Company transferred to the Nasdaq SmallCap Market from the National Market on May 3, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	On May 12, 2005, the Board of Directors elected J. Collier Sparks, CEO and President of the Registrant, to serve as a member of the Board of Directors.

(d)	On May 12, 2005, the Board of Directors elected Peter B. Knepper to serve as a member of the Board of Directors. Mr. Knepper will serve as Chairman of the Audit Committee.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated May 11, 2005.

      The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2005	MDI, INC.
	By:	/s/ Richard A. Larsen
Richard A. Larsen, Senior Vice President,
General Counsel & Secretary

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